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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                KIDS STUFF, INC.
             (Exact name of registrant as specified in its charter)



                Delaware                                 34-1843520
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(State of incorporation of organization)              (I.R.S. Employer
                                                      Identification No.)

4450 Belden Village Street, N.W., Suite 406
Canton, Ohio                                               44718
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                                                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
 to be registered
---------------------------
Series 1 Preferred Stock,
$.001 par value

Series 1 Preferred Warrants
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Item 1.  Description of Registrant's securities to be registered.

         (a) For a detailed description of the Registrant's Series 1 Preferred Stock, $.001 par value, and Series 1 Preferred Warrants each being registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, see "Description of Securities" contained in the Preliminary Prospectus filed on February 9, 1999 pursuant to Rule 424(a) relating to Form SB-2 Registration Statement of Kids Stuff, Inc. , File No. 333-61463, which is incorporated herein by reference (the "Registration Statement").

Item 2.  Exhibits.

Exhibits          Description
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(1)               See "Description of Securities" contained in the Rule 424(a)
                  Preliminary Prospectus contained in the Registration Statement of the Registrant, which Rule 424(a) filing with the Commission was made on February 9, 1999 and is incorporated herein by reference.

(2) Forms of Series 1 Preferred Stock certificate and Series 1 Preferred Purchase Warrant are incorporated by reference to Exhibits 4.11 and 4.10, respectively, contained in the Registrant's Amendment No. 3 to the Form SB-2 Registration Statement of the Registrant filed with the Securities and Exchange Commission on December 29, 1998 (File No. 333-61463).

(3) Certificate of Incorporation and amendments thereto, Form of Certificate of Designation and By-Laws of the Registrant are incorporated by reference to Exhibits 3.01, 3.02, 3.03, 3.04 and 3.05 contained in the Registrant's Form SB-2 Registration Statement, as amended.



                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                             KIDS STUFF, INC.
                                          ---------------------
                                              (Registrant)
Dated: February 10, 1999


                                          By: /s/ William L. Miller
                                             ----------------------------------
                                             William L. Miller, Chief
                                             Executive Officer